                                   EXHIBIT 21
                       AIRPORT SYSTEMS INTERNATIONAL, INC.
                           SUBSIDIARIES OF THE COMPANY

Subsidiary                                                    Jurisdiction
----------                                                    ------------
ASII International, Inc.                                      Barbados, W.I.